— Preliminary and Confidential Draft – Subject to Material Change — — Prepared at the Advice of Counsel — June 13, 2017 Discussion Materials Project Arrowhead

— Preliminary and Confidential Draft – Subject to Material Change — — Prepared at the Advice of Counsel —

Executive Summary

Overview

- Analysis herein examines pro forma Arrowhead cash flow and credit profile sensitizing the following variables:
  - **Pro forma total debt:**
    - $2.0bn, $2.5bn, $2.75bn and $2.925bn given bookends of Arrowhead plan filed on 4/13/17 and 1L-led proposal to PBGC (dated 5/24/17);
  - **Pro forma weighted average cost of debt:**
    - Illustrative range of 6.0%-8.0% in 100bps intervals
- For illustrative purposes, scenarios where starting pro forma debt exceeds $2.0bn, Avaya Pension Plan for Salaried Employees (APPSE) is assumed to have been terminated (no assumptions on recovery)
- Subsequent pages also lay out:
  - Projected cash balance immediately prior to assumed 9/30/17 emergence, uses of cash, and bridge to assumed $350mm minimum pro forma cash to balance sheet
  - Pro forma balance sheet across various debt levels and APPSE treatments

Key Assumptions Review

ABP

- Assumes 6-9 month bankruptcy with emergence toward end of FY'17
- Bankruptcy process slows implementation of restructuring actions
- Networking business segment sold by end of FY'17 through 363 sale process
- Inability to attain targeted cost reductions with current vendor base during pendency of chapter 11 process
- APPSE cash payments eliminated in scenarios where APPSE assumed terminated

CENTERVIEW PARTNERS KIRKLAND & ELLIS ZOLFO COOPER

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— Preliminary and Confidential Draft – Subject to Material Change — — Prepared at the Advice of Counsel —

Unlevered Cash Flow Comparison

Reflects cash flows before cash interest and cash taxes

		ABP				
		2017PF	2018E	2019E	2020E	2021E
	Revenue	**$3,175**	**$2,778**	**$2,691**	**$2,693**	**$2,721**
	% Growth	*(14%)*	*(12%)*	*(3%)*	*0%*	*1%*
Incl. APPSE	**Adj. EBITDA**	**$777**	**$769**	**$798**	**$855**	**$920**
	% Margin	*24%*	*28%*	*30%*	*32%*	*34%*
	Δ NWC		($49)	($24)	($13)	($21)
	Less: Pension		(178)	(165)	(102)	(101)
	Less: Restructuring		(57)	(40)	(24)	(20)
	Less: Other Operating Items[1]		(81)	(91)	(95)	(107)
	Unlevered Operating Income (Pre-Tax)		**$404**	**$477**	**$621**	**$671**
	Less: CapEx		(67)	(66)	(64)	(63)
	Less: Other Financing Items[2]		(24)	(1)	–	–
	Unlevered Cash Flow (Pre-Tax)		**$313**	**$410**	**$557**	**$609**
Ex. APPSE	Add: APPSE Minimum Funding Contribution		90	80	41	43
	Pro Forma Unlevered Cash Flow (ex. APPSE)		**$403**	**$490**	**$597**	**$652**

Source: ABP, Zolfo Cooper and Management estimates.
Note: Dollars in millions. Excludes IP monetization and asset sale proceeds.
(1) "Other Operating Items" primarily consist of adjustment for reversal of net pension expense add-back contained in Adjusted EBITDA. They also include other cash and non-cash items such as non-executive variable compensation, legacy acquisition costs, sponsor fees, and hedging gains and losses, among others.
(2) Primarily reflects capital lease commitments.

Centerview Partners Kirkland & Ellis Zolfo Cooper
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— Preliminary and Confidential Draft – Subject to Material Change — — Prepared at the Advice of Counsel —

Emergence Cash Reconciliation

Assumes 9/30/2017 emergence

Cash to Balance Sheet / Exit Financing Requirement

APPSE Unimpaired	Projected Cash (9/30/17, Pre-Adjustments)	$701
	Less: Estimated Emergence Adjustments	(183)
	Projected Cash (9/30/17, Post-Adjustments)	**$518**
	Less: Cash to Balance Sheet[1]	(350)
	Projected Excess Cash (9/30/17) (b)	**$168**
	DIP	$725
	Unsecured Cash Pool	25
	Uses of Excess Cash (a)	**$750**
	Exit Financing Required (a-b)	**$582**
APPSE Terminated	Projected Excess Cash (9/30/17)	$168
	Plus: Unpaid APPSE Catch-up	88
	Excess Cash Available (b)	**$256**
	Uses of Excess Cash (a)	**$750**
	Exit Financing Required (a-b)	**$494**

Estimated Borrowing Base Range at Emergence

$300mm Global ABL, *(No Deferred Revenue Adjustment)*	Global A/R	$491
	Global Inventory	143
	Gross Borrowing Base Availability	**$270**
	Less: L/Cs	(70)
	Less: Cash Dominion *(10% of ABL)*	(30)
	Net Borrowing Base Availability	**$170**
	Plus: Cash	350
	Total Liquidity	**$520**
	% of Revenue	*16%*
$175mm Domestic ABL, *(Deferred Revenue Adjustment)*	Domestic A/R	$343
	Domestic Inventory	93
	Less: Deferred revenue adjustment	(87)
	Gross Borrowing Base Availability[2]	**$142**
	Less: L/Cs	(70)
	Less: Cash Dominion *(10% of ABL)*	(18)
	Net Borrowing Base Availability[2]	**$55**
	Plus: Cash	350
	Total Liquidity	**$405**
	% of Revenue	*13%*

Source: ABP, Zolfo Cooper and Management estimates.
Note: Dollars in millions.
(1) Reflects current minimum cash balance assumption.
(2) Gross borrowing base availability illustrative and reflects $175mm domestic ABL; includes deduction for deferred revenue (deduction illustratively modeled as ~30% of domestic AR. Used in analysis provided on subsequent pages.

CENTERVIEW PARTNERS KIRKLAND & ELLIS ZOLFO COOPER 3

4 — Preliminary and Confidential Draft – Subject to Material Change — — Prepared at the Advice of Counsel — Pro Forma Plan on File (4/13/17) $2.5bn PF Debt, $2.75bn PF Debt, $2.925bn PF Debt, Pre-Trx. $2.0bn PF Debt APPSE Terminated APPSE Terminated APPSE Terminated Total Debt $6,699 $2,000 $2,500 $2,750 $2,925 Plus: Pension / OPEB(1) 1,536 1,536 1,001 1,001 1,001 Adjusted Total Debt $8,235 $3,536 $3,501 $3,751 $3,926 Less: Cash (518) (350) (350) (350) (350) Adjusted Net Debt $7,716 $3,186 $3,151 $3,401 $3,576 Memo: Net Debt $6,180 $1,650 $2,150 $2,400 $2,575 Credit Metrics (2) Total Debt / Adj. EBITDAP 9.2x 2.7x 3.4x 3.8x 4.0x Total Net Debt / Adj. EBITDAP 8.5x 2.3x 2.9x 3.3x 3.5x Adj. Total Debt / Adj. EBITDAP 11.3x 4.8x 4.8x 5.1x 5.4x Adj. Net Debt / Adj. EBITDAP 10.6x 4.4x 4.3x 4.7x 4.9x Pro Forma Emergence Balance Sheet Scenarios Summary 1 2 3 4 Source: ABP, Company filings. Note: Dollars in millions. (1) Reflects tax-effected projected book value of underfunded global pension / OPEB at 9/30/2017, per Aon Hewitt. (2) Credit metrics based on ABP FY’17E projections. ABP FY’17E Adjusted EBITDAP of $730mm.

5 — Preliminary and Confidential Draft – Subject to Material Change — — Prepared at the Advice of Counsel — Projected Balance Sheet Scenarios Summary Source: ABP, Management and Zolfo Cooper estimates. Scenarios analyzed include pro forma debt of $2.0bn, $2.5bn, $2.75bn, $2.925bn at 6.0%, 7.0% and 8.0% weighted average cost of debt. Note: Dollars in millions. (1) Defined as (EBITDAP – pension / OPEB – cash restructuring – CapEx) / (Interest + Cash Taxes). (2) Defined as ending $350mm minimum cash plus ABL availability net of LCs, cash dominion and deferred revenue. FYE September, FYE September, FYE September, 2018E 2019E 2020E 2021E 2018E 2019E 2020E 2021E 2018E 2019E 2020E 2021E Ending Debt $1,885 $1,690 $1,405 $1,076 $2,624 $2,422 $2,154 $1,838 $2,824 $2,649 $2,406 $2,117 Cumulative Cash for Debt Service 115 310 595 924 126 328 596 912 101 276 519 808 Debt / Adj. EBITDAP 2.6x 2.3x 1.8x 1.3x 3.7x 3.3x 2.8x 2.2x 4.0x 3.6x 3.1x 2.5x Int. Coverage (vs. Adj. EBITDAP) 6.1x 6.8x 8.4x 11.2x 3.8x 4.1x 4.9x 6.0x 3.1x 3.3x 3.8x 4.6x Fixed Charge Coverage Ratio(1) 2.1x 2.1x 2.2x 2.3x 1.8x 1.9x 1.9x 2.1x 1.6x 1.7x 1.8x 1.9x Ending Total Liquidity (2) $390 $387 $386 $388 $390 $387 $386 $388 $390 $387 $386 $388 ABP Low ($2bn Debt, Illustrative 6% Rate, APPSE Unimpaired) Mid ($2.75bn Debt, Illustrative 7% Rate, APPSE Terminated) High ($2.925bn Debt, Illustrative 8% Rate, APPSE Terminated) ~28% deleveraging~33% deleveraging~46% deleveraging

6 — Preliminary and Confidential Draft – Subject to Material Change — — Prepared at the Advice of Counsel — Summary Liquidity Analysis Historical Liquidity Commentary Emergence Liquidity Sensitivity $400 $337 $288 $322 $328 $332 $328 $323 $344 $312 $269 $336 $209 $452 $458 $428 $317 $211 $204 $121 $136 $147 $62 $4 $7 $– $852 $795 $716 $639 $539 $536 $449 $459 $491 $374 $273 $343 $209 15% 15% 15% 15% 12% 13% 11% 11% 12% 10% 7% 9% 6% 2011 2012 2013 2014 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 2015 2016 2017 Cash Availability % of LTM Revenue Source: Company filings and management estimates. Note: Dollars in millions. Beginning in Q4’15, Avaya’s ABL financing agreements contained restrictive covenants triggered if combined ABL availability falls below $48.5mm. Liquidity figures in chart presented net of this $48.5mm level. (1) ABL access suspended 12/29/16 as a result of notice of default. (1)  Arrowhead has historically operated under liquidity levels approximating ~15% of LTM revenue during FY11-FY14 – Implies ~$475mm+ total liquidity if applied to estimated LTM revenue at emergence of $3.2bn  Select tech companies operate with total liquidity approaching ~45% of LTM revenue (see appendix) – Implies $1.4bn total liquidity if applied to LTM revenue at emergence  Both in terms of absolute amount and relative to revenue, liquidity declined in the years leading up to the bankruptcy  Depending on whether deferred revenue is adjusted out of calculation, latest analysis suggests borrowing base range at emergence of ~$55-170mm (net of L/C’s and cash dominion) Total Liquidity as a % of LTM Revenue @ Emergence LTM Rev. $3,075 $3,125 $3,175 $3,225 $3,275 12.5% $384 $391 $397 $403 $409 15.0% 461 469 476 484 491 17.5% 538 547 556 564 573 20.0% 615 625 635 645 655 22.5% 692 703 714 726 737 ABP FY’17E Forecast

— Preliminary and Confidential Draft – Subject to Material Change — — Prepared at the Advice of Counsel —

Pension / OPEB Liability Detail

Projected Balance Sheet Detail - As of Sept. 30, 2017

	U.S. Pension		U.S. OPEB			
	APP	APPSE	Rep'd Health & Welfare	Salaried Health & Welfare	Int'l	Total
Assets	$839	$1,587	$64	$109	$58	$2,657
Liabilities	(1,106)	(2,123)	(284)	(123)	(557)	(4,193)
Surplus / Deficit	**($267)**	**($535)**	**($220)**	**($14)**	**($500)**	**($1,536)**
Memo: 9/30/17 Contribution [1]		*(89)*				*(89)*
Avg. 18-20 MFC		$70				$149
Implied Rate		*13.1%*				*9.7%*

NPV of APPSE Cash Contributions - PBGC / FTI Analysis[3]

Discount Rate	Active & Vested	Retired	Total
–%	($155)	($333)	($488)
8%	(117)	(248)	(365)
9%	(114)	(240)	(354)
10%	**(110)**	**(233)**	**(343)**
11%	**(107)**	**(225)**	**(332)**
12%	**(104)**	**(219)**	**(322)**
13%	(101)	(212)	(313)

Termination Claim Calculation - as of Sept 30, 2016[2]

	U.S. Pension		
	APP	APPSE	Total
Projected Benefit Obligation	$1,185	$2,284	$3,469
Fair Value of Pension Assets	(824)	(1,547)	(2,371)
Implied Termination Claim	**$361**	**$737**	**$1,098**
Plus: Illustrative 3-Year Termination Premium	$27	$30	$57
Total Payments to PBGC	**$388**	**$767**	**$1,155**

Source: ABP, company filings, Aon Hewitt Analysis.
Note: Dollars in millions.

(1) Per Aon Hewitt analysis, Arrowhead is assumed to make a contribution of $37.4mm to the APP trust and $88.5mm to the APPSE trust on 9/30/2017.

(2) Termination claims reflect discount rates of 3.54% and 3.56% for APPSE and APP, respectively, per 2016 year end Aon Hewitt pension disclosure (the "Prudent Investor Rate"). APPSE termination claim using rates outlined by the Employee Retirement Income Security Act (2.50% for the first 20 years and 2.85% thereafter, or the "ERISA Rate") would amount to $1,027mm.

(3) Per analysis provided by FTI on February 27, 2017.

CENTERVIEW PARTNERS KIRKLAND & ELLIS ZOLFO COOPER
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